                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and any accompanying Prospectus Supplement constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated January 12, 1998, appearing on page F-2 of Lakehead Pipe Line Partners, L.P. Annual Report on
Form 10-K for the year ended December 31, 1997, as amended on Form 10-K/A for the year ended December 31, 1997. We also consent to the incorporation by reference in the Prospectus and any accompanying Prospectus Supplement constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of our report on the balance sheet of Lakehead Pipe Line Company, Inc. dated January 12, 1998, which appears on page F-1 of the Lakehead Pipe Line Partners, L.P. Current Report on Form 8-K dated July 21, 1998, as amended on Form 8-K/A dated September 14, 1998. We also consent to the reference to us under the headings "Experts," "Selected Historical Financial and Operating Data" and "Summary Historical Financial and Operating Data" in such Prospectus and any accompanying Prospectus Supplement. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Historical Financial and Operating Data" and "Summary Historical Financial and Operating Data."


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 14, 1998